EXHIBIT 99.1

  Caesars Entertainment Reports Financial Results for Third Quarter
                                of 2004

    LAS VEGAS--(BUSINESS WIRE)--Oct. 21, 2004--Caesars Entertainment, Inc. (NYSE: CZR) today reported financial results for the quarter and nine months ended September 30, 2004.

    Third quarter 2004 results

    For the third quarter of 2004, Caesars Entertainment reported net income of $58 million, or $0.18 per fully diluted share, up 21 percent from net income of $48 million, or $0.16 per fully diluted share, recorded in the third quarter of 2003.
    Adjusted net income for the third quarter of 2004 was $68 million, or $0.22 per diluted share. That represents an increase of 51 percent from adjusted net income of $45 million, or $0.15 per diluted share, reported in the third quarter of 2003.
    Adjusted net income for the third quarter of 2004 excludes: $9 million in operating results from the Atlantic City Hilton and Bally's Tunica (which the company has announced that it will sell); $9 million in asset impairments related to the write-down of the book value of Caesars Tahoe, as required by Statement of Financial Accounting Standards No. 144; $6 million in expense related to the pending merger of Caesars Entertainment with Harrah's Entertainment, Inc. (NYSE:
HET); $5 million in income tax expense related to the settlement of a dispute involving Lakes Entertainment, Inc.; and $4 million in pre-opening expense related to the production of the musical "We Will Rock You" at Paris Las Vegas.
    Adjusted net income for the third quarter of 2003 excludes $3 million of discontinued operations related to operating results for the Las Vegas Hilton, the Atlantic City Hilton and Bally's Tunica.
    Net revenue for the third quarter of 2004 was $1.119 billion, compared to $1.073 billion for the third quarter of 2003. Third quarter EBITDA - earnings before interest, taxes, depreciation and amortization and non-recurring gains and charges - was $293 million, compared to $262 million in EBITDA in the third quarter of 2003.
    (On September 27, 2004, Caesars Entertainment signed a definitive agreement to sell the Atlantic City Hilton and Bally's Tunica to an affiliate of Colony Capital, LLC, of Los Angeles. On June 17, 2004, Caesars Entertainment closed the sale of the Las Vegas Hilton to an affiliate of Colony Capital. Throughout this press release, results from the Las Vegas Hilton, the Atlantic City Hilton and Bally's Tunica are treated as "discontinued operations." That means results for those properties are excluded from such financial measures as net revenue, EBITDA, operating income, interest expense and other items. Had the company included financial results from the Atlantic City Hilton and Bally's Tunica, adjusted earnings per diluted share in the third quarter would have been $0.24 instead of $0.22.)

    Results for the first nine months of 2004

    For the first nine months of 2004, Caesars Entertainment reported net income of $277 million - or $0.88 per diluted share. That compares to net income of $130 million - or $0.43 per diluted share - for the nine-month period that ended on September 30, 2003.
    Adjusted net income for the first nine months of 2004 was $192 million, or $0.61 per diluted share, compared to adjusted net income of $119 million, or $0.39 per diluted share, for the first nine months of 2003.

    Adjusted net income for the first nine months of 2004 excludes:

    -- An $87 million gain (included in discontinued operations) from the sale of the Las Vegas Hilton.

    -- $26 million in operating results, classified as discontinued operations, from the Las Vegas Hilton, the Atlantic City
        Hilton and Bally's Tunica.

    --  $9 million in asset impairments related to Caesars Tahoe.

    -- $7 million in pre-opening expense primarily related the production of the musical "We Will Rock You" at Paris Las
        Vegas.

    -- $7 million in income tax expense related to a 2004 Indiana Tax Court decision involving the deductibility of gaming taxes.

    -- $6 million in expense related to the pending merger of Caesars and Harrah's.

    -- $5 million in income tax expense related to the settlement of the Lakes Entertainment dispute.

    -- $3 million of investment gain associated with the sale of the company's interest in a Las Vegas office building.

    -- $2 million in expense related to executive contract terminations.

    Adjusted net income for the first nine months of 2003 excludes $12 million in operating results from the Las Vegas Hilton, the Atlantic City Hilton and Bally's Tunica and $1 million in pre-opening expense associated with the premiere of "A New Day...." starring Celine Dion at Caesars Palace.
    Net revenue for the first nine months of 2004 was $3.305 billion, up from $3.115 billion for the first nine months of 2003. EBITDA for the first nine months of 2004 was $863 million, up from $764 million for the first nine months of 2003.

    EBITDA improvements, margin growth drive strong third quarter

    "We recorded an exceptionally strong third quarter, with significant EBITDA improvement in the West and the Mid-South and increased EBITDA margins in all three domestic regions," said Caesars Entertainment President and Chief Executive Officer Wallace R. Barr.
    "We particularly were pleased with the four percent EBITDA improvement in Atlantic City, where we had forecast a modest decline. That growth is a strong indicator that our Atlantic City properties have successfully absorbed the additional supply created by the Borgata," Barr added.

    Third quarter financial highlights

    -- The Western Region reported EBITDA of $115 million, a 25 percent increase from the $92 million in EBITDA reported in the third quarter of 2003. The company's four Las Vegas Strip resorts reported a 31 percent increase in EBITDA, primarily driven by strong room rates.

    -- In the Eastern Region, EBITDA was $110 million, up three percent from the $107 million reported for the third quarter of 2003. The results represent a significant improvement over the EBITDA decline that the company had forecast.

    -- The Mid-South Region recorded EBITDA of $62 million, an increase of 11 percent from the $56 million in EBITDA reported for the third quarter of 2003, despite weakened gaming volumes at the company's two Mississippi Gulf Coast properties affected by Hurricane Ivan.

    -- Company-wide EBITDA margins rose to 26 percent from 24 percent in the third quarter of 2003.

    -- The company's Board of Directors accepted an offer from Harrah's Entertainment to acquire Caesars for approximately $1.8 billion in cash and 66.3 million shares of Harrah's common stock. The acquisition is contingent on approval by shareholders of both companies as well as federal and state regulatory agencies.

    -- The company finalized plans for its first venture into Europe with a $600-million casino resort in London, to be built near the reconstructed Wembley National Stadium and adjacent to the soon-to-be renovated Wembley Arena. Caesars and its British partner, Quintain Estates and Development LLC, announced the joint venture on October 12.

    -- The company announced a definitive agreement to sell the Atlantic City Hilton and Bally's Tunica - for approximately
        8.5 times trailing twelve-month EBITDA - to an affiliate of Colony Capital, LLC of Los Angeles. The sale is expected to result in after-tax proceeds of approximately $480 million.

    -- The Big Sandy Band of Western Mono Indians signed formal agreements with the company that will govern the development, construction and management of the Tribe's planned new casino, to be built on Tribal land near Fresno, California.

    -- Caesars Palace debuted Mesa Grill, the first restaurant outside of New York City to be opened by celebrity chef and television personality Bobby Flay.

    -- The Roman Plaza, the new gateway to Caesars Palace, opened at the corner of Las Vegas Boulevard and Flamingo Road. The expansive piazza features a new restaurant, retail space and an amphitheater for concerts and sporting events.

    -- Cascata, the company's signature desert golf course, was named to Golf Magazine's roster of the "Top 100 Courses You Can
        Play." The award-winning course is open to guests at any of Caesars' Las Vegas casino resorts.

    -- The company initiated several new technology initiatives, including its adoption of Avero's "Slingshot" business-intelligence software to manage food and beverage operations across multiple resorts and Manugistics and The Rainmaker Group's NetWORKS(TM) Hospitality Revenue Optimizer to increase yield on hotel rooms. Both products convert information about customer choices into usable business intelligence intended to drive margin improvements.

    -- Construction proceeded on schedule and on budget for the new 949-room hotel tower at Caesars Palace, scheduled for completion in the summer of 2005. The project, which will bring total room capacity to nearly 3,400, is the final component of the current master plan to renovate Caesars Palace.

    Western Region

    EBITDA for the Western Region's seven casino resorts was $115 million in the third quarter of 2004, up 25 percent from $92 million in the year-ago quarter. The company's resorts on the Las Vegas Strip posted a 31 percent increase in EBITDA. The increase primarily was driven by strong room rates. Revenue Per Available Room (RevPAR) for Strip resorts rose eight percent. Cash room rates rose nine percent.
    At Caesars Palace, net revenue in the quarter rose to $140 million from $125 million in the third quarter of 2003. EBITDA was $28 million, an increase of 27 percent from the $22 million reported for the third quarter of 2003. The EBITDA increase principally was due to a seven percent increase in RevPAR. Gaming win declined two percent because of lower baccarat volume and non-baccarat table game hold.
    In early July, Caesars Palace opened its new Roman Plaza, which provides a direct entrance to the property from the pedestrian bridges that span Flamingo Road and Las Vegas Boulevard. The 175,000 square-foot expansion of The Forum Shops at Caesars is scheduled to open tomorrow. The resort's new 949-room, luxury hotel tower is on schedule for completion next summer.
    At Paris Las Vegas, third quarter net revenue was $98 million, even with the year-ago quarter. Third quarter EBITDA was $27 million, up four percent from $26 million reported in the third quarter of 2003. The increase was due largely to room revenues. RevPAR increased seven percent, driven by higher cash room rates. Gaming win declined 15 percent.
    At Bally's, net revenue in the third quarter rose six percent, to $71 million, from the third quarter of 2003. EBITDA was $21 million, up 50 percent from the third quarter of 2003. Gaming win rose eight percent due to a 25 percent increase in slot win. RevPAR rose five percent, driven by higher room rates and occupancy.
    At the Flamingo Las Vegas, net revenue for the third quarter was $93 million, up 24 percent from the year-ago quarter. EBITDA rose 61 percent, to $29 million, from the third quarter of 2003. The results were driven by an 11 percent increase in gaming win, a 10 percent increase in RevPAR and the inclusion of results from the new Margaritaville cafe, which held its grand opening in January of this year.
    Other Nevada properties - the Reno Hilton, Caesars Tahoe and Flamingo Laughlin - recorded combined EBITDA of $10 million in the third quarter, compared to $12 million in the third quarter of 2003. (Financial results of the Las Vegas Hilton are not included in either year's figures.)

    Eastern Region

    Third quarter EBITDA from Caesars Entertainment's Atlantic City casino resorts (excluding results from the Atlantic City Hilton) and management fees from its Dover Downs slot operation was $110 million, up three percent from the $107 million reported for the third quarter of 2003. The results reflect a significant improvement over the modest EBITDA decline that the company had forecast.
    At Caesars Atlantic City, third quarter net revenue was $138 million, even with the year-ago quarter. EBITDA was $47 million, compared to $49 million in the third quarter of 2003. Gaming win declined less than one percent, while RevPAR rose seven percent.
    Work continues on schedule for Caesars' new 3,200-space, $75-million parking garage and The Pier at Caesars. The Pier, which will create 325,000 square feet of new retail, restaurant and nightclub space, is scheduled to open next year. The project is being financed and developed by an affiliate of The Gordon Group of Greenwich, Connecticut.
    At Bally's Atlantic City, net revenue for the third quarter was $182 million, compared to $183 million for the third quarter of 2003. EBITDA for the third quarter rose 11 percent, to $62 million, from the $56 million reported in the third quarter of 2003. While gaming win declined two percent as a result of lower gaming volumes, RevPAR rose four percent, driven by a ten percent increase in cash room rates.

    Mid-South Region

    Caesars Entertainment's casino resorts in Indiana, Mississippi and Louisiana (excluding Bally's Tunica) reported third quarter EBITDA of $62 million, an 11 percent increase over the $56 million reported for the third quarter of 2003. The improvement came despite the effects of Hurricane Ivan, which impacted the Gulf Coast of Mississippi in mid-September and forced the company to close its Gulf Coast casinos for three days.
    Caesars Indiana reported third quarter net revenue of $81 million, up seven percent from $76 million in the third quarter of 2003. EBITDA rose 24 percent, to $21 million, from $17 million in the third quarter of 2003. Results were driven by a nine percent increase in slot win and a 20 percent rise in RevPAR. The increased slot win resulted from improvements in both volume and hold, while the rise in RevPAR was due to increases in occupancy and room rate. The average cash room rate rose 10 percent.
    On the Gulf Coast, third quarter net revenue at Grand Casino Biloxi was $60 million, even with the year-ago quarter. EBITDA was $15 million, up 15 percent from the $13 million recorded in the third quarter of 2003. Declines in gaming volumes resulted in gaming win increasing only one percent.
    Third quarter net revenue at Grand Casino Gulfport was $48 million, even with the third quarter of 2003. EBITDA was $9 million, down from $10 million in the third quarter of 2003, largely because of increases in health care costs. Gaming win declined two percent on lower volumes, as higher room rates drove a 14 percent increase in RevPAR. The average cash room rate rose 37 percent from the year-ago quarter.
    In Northern Mississippi, Grand Casino Tunica reported net revenue of $52 million, compared to $53 million in the third quarter of last year. EBITDA was $10 million, down from $11 million in the third quarter of 2003. Gaming win declined three percent as a result of lower volumes and hold.
    Net revenue at Sheraton Tunica was $19 million, even with the third quarter of 2003. EBITDA was $7 million, up from $5 million in the year-ago quarter.

    International

    The company's ten international properties reported combined net revenue of $35 million, up from $27 million in the third quarter of 2003. EBITDA was $18 million, up 20 percent from the $15 million recorded in the third quarter of last year.

    Capital expenditures

    The company invested $183 million of capital during the third quarter of 2004. Maintenance capital expenditures were $47 million and investments in growth projects were $136 million. In the first nine months of 2004, the company invested $402 million of capital - $147 million for maintenance and $255 million for growth projects. The company currently expects to spend $642 million on capital investments in 2004. This includes maintenance capital investments of $274 million and growth capital of $368 million.
    The 2004 budget for growth capital includes $202 million for the luxury room tower and meeting space addition at Caesars Palace; $42 million for the garage at Caesars Atlantic City; $36 million for the purchase of land behind Bally's Las Vegas; $25 million for the Roman Plaza project at Caesars Palace; and $12 million related to development of Native American projects in New York and California.
    The remaining budget for growth projects includes $17 million for selected projects at Caesars Palace; $9 million related to "We Will Rock You" at Paris Las Vegas; $8 million at Caesars Atlantic City, principally for new dining and entertainment venues, renovation of the facade and construction of the bridge connecting the second floor of the casino to The Pier at Caesars; and $2 million related to a new hotel revenue management system.

    Other items

    Depreciation and amortization in the third quarter was $106 million, compared to $103 million in the third quarter of 2003.
    Pre-opening expense in the quarter was $4 million, related to the production of "We Will Rock You" at Paris Las Vegas.
    The line item "Impairment loss, merger costs and other expenses" in the quarter included expenses related to the $9 million write down of the company's Caesars Tahoe assets and $6 million in merger related costs.
    Corporate expense in the third quarter was $12 million, compared to $8 million in the third quarter of 2003. The increase is primarily related to legal and development activity.
    Equity in earnings of unconsolidated affiliates primarily consists of earnings from the company's ownership interests in Conrad Punta del Este in Uruguay (through August 31, 2004), Caesars Gauteng near Johannesburg, South Africa and Windsor Casino Limited, the company that manages Casino Windsor in Windsor, Canada. For the third quarter, this item was unchanged from prior year at $3 million.
    Net interest expense in the quarter was $69 million, down from $78 million in the third quarter of 2003, due to lower borrowing rates and lower debt balances. Capitalized interest was $3 million in the third quarter, compared to $1 million in the year-ago quarter.
    The effective tax rate in the third quarter was 48.0 percent, compared to 41.8 percent in the third quarter of 2003. The effective tax rate in the third quarter was impacted by a $5 million charge arising from Caesars' settlement of a dispute involving a 1998 tax allocation and indemnity agreement entered into by a Caesars subsidiary and Lakes Entertainment, Inc.

    Balance sheet

    As of September 30, 2004, the company had a cash balance of $318 million and a debt balance of $4.2 billion.
    The company had $1.3 billion available on its credit facility, subject to covenant restrictions. Its leverage ratio, as defined by its credit facility, was 3.7 times EBITDA.
    The number of diluted shares outstanding was 316 million at the end of the third quarter.

    Other events

    In the quarter, the company utilized a portion of its cash on hand to retire a $325 million, seven percent senior note issue due July 15.
    On July 14, 2004, the company, Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc., a wholly-owned subsidiary of Harrah's, entered into an Agreement and Plan of Merger, providing for the merger of Caesars with and into Harrah's Operating Company, Inc., which would be the surviving corporation. Following the approval and adoption of the Agreement and Plan of Merger by the stockholders of Caesars and Harrah's and upon the receipt of all necessary gaming and other approvals, and the satisfaction or waiver of all other conditions precedent, each outstanding share of common stock of Caesars will be exchanged for either $17.75 in cash or 0.3247 shares of Harrah's common stock, at the election of each Caesars stockholder, subject to pro-ration as provided for in the Agreement and Plan of Merger.
    During the quarter, Caesars successfully reorganized the ownership structure of its Conrad resort in Punta del Este, Uruguay. The reorganization increased Caesars' ownership interest in the property from 46 percent to approximately 86 percent. Since September 1, operating results of this property have been consolidated into the company's financial statements.
    In California, the Pauma Yuima Band of Luiseno Mission Indians has withdrawn from negotiations with Caesars Entertainment to develop and manage a Caesars-branded casino in northern San Diego County.
    On October 1, members of Local 54 of the Hotel Employees and Restaurant Employees International Union began a strike against seven Atlantic City casino resorts, including the three operated by Caesars Entertainment.

    Guidance

    The company is providing the following guidance based on the current competitive, economic, regulatory, tax and political environment and current expectations for Caesars Entertainment property performance. Changes in any of these factors as well as other factors that may or may not be currently known to management will affect this guidance.
    Guidance will be revised when management becomes aware that financial results have been affected and reasonably believes that the company will no longer achieve the guidance range outlined below.
    The guidance for adjusted earnings per share is a non-GAAP financial measure. This measure excludes items considered non-recurring from an operating perspective.
    In the past, examples of items that have not been included in adjusted earnings per share are pre-opening expenses, asset impairments and write-downs, investment gains and losses, discontinued operations, contract and litigation settlements and other items.
    Guidance for the fourth quarter of 2004 reflects the classification of results from the Atlantic City Hilton and Bally's Tunica as "Discontinued operations."

Adjusted Diluted Earnings Per Share

Fourth Quarter 2004           Full Year 2004
$0.04 - $0.06                 $0.65- $0.67

    Non-GAAP financial measures

    Adjusted net income, adjusted earnings per share and EBITDA are non-GAAP financial measurements. EBITDA is earnings before interest, taxes, depreciation and amortization (including depreciation from unconsolidated subsidiaries), pre-opening expense, asset impairments, write-downs, contract and litigation settlements, investment gains and losses, discontinued operations and other non-recurring items.
    Adjusted net income, adjusted earnings per share and EBITDA are presented as supplemental disclosures because this is how the company reviews and analyzes its performance and the performance of its properties. These measures are used widely within the gaming industry as indicators of performance and of the value of gaming companies.
    This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, such as operating income, net income or net cash provided by operating activities.
    Caesars Entertainment's calculation of adjusted net income, adjusted earnings per share and EBITDA may be different from the calculation used by other companies and therefore comparability may be limited. The company has included schedules in the tables that accompany this release that: 1) Reconcile EBITDA to operating income and net income and 2) Reconcile net income to adjusted net income.

    Investor conference call

    Caesars Entertainment has scheduled an investor conference call for today at 8:00 a.m. PDT (10:00 a.m. CDT and 11:00 a.m. EDT). The call can be accessed by calling 1-877-226-4294 or by visiting the Caesars Entertainment web site at www.caesars.com and selecting the Investor tab. International callers should dial 1-706-643-0366.
    A replay of the conference call is available through October 28 by calling 1-800-642-1687 or by visiting the Caesars Entertainment web site. The international replay number is 1-706-645-9291. The replay reservation number for both domestic and international callers is 1069433.

    About Caesars Entertainment

    Caesars Entertainment, Inc. (NYSE: CZR) is one of the world's leading gaming companies. With $4.5 billion in annual net revenue, 28 properties on four continents, 26,000 hotel rooms, two million square feet of casino space and 52,000 employees, the Caesars portfolio is among the strongest in the industry. Caesars casino resorts operate under the Caesars, Bally's, Flamingo, Grand Casinos, Hilton and Paris brand names. The company has its corporate headquarters in Las Vegas.
    In July 2004, the Board of Directors of Caesars Entertainment approved an offer from Harrah's Entertainment to acquire the company for approximately $1.8 billion and 66.3 million shares of Harrah's common stock. The offer must be approved by shareholders of both companies and federal and state regulators before the transaction can close.
    Additional information on Caesars Entertainment can be accessed through the company's web site at www.caesars.com .

    Additional Information about the Acquisition and Where to Find It

    In connection with Harrah's proposed acquisition of Caesars (the "Acquisition"), Caesars and Harrah's have filed and will continue to file relevant materials with the Securities and Exchange Commission ("SEC"), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CAESARS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARRAH'S, CAESARS AND THE ACQUISITION.
    The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Harrah's or Caesars with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Acquisition. Caesars and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Caesars in connection with the Acquisition. Information about the executive officers and directors of Caesars and their ownership of Caesars common stock is set forth in the proxy statement for Caesars' 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Caesars and its executive officers and directors in the Acquisition by reading the proxy statement and prospectus regarding the Acquisition when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

    Safe Harbor

    This document includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of Caesars and Harrah's anticipated acquisition of Caesars. These forward-looking statements are based on current expectations and projections about future events.
    Readers are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the SEC (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein): financial community and rating agency perceptions of Caesars, the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah's operations; access to available and feasible financing, including financing for Harrah's acquisition of Caesars, on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and revenue; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

                       (Financial tables follow)


                      CAESARS ENTERTAINMENT, INC.
                   Summary Statements of Operations
            (Amounts in millions, except per share amounts)
                              (unaudited)

                                       Three Months      Nine Months
                                          Ended             Ended
                                      September 30,      September 30,
                                     ---------------- ----------------

                                       2004    2003     2004    2003
                                     -------- ------- -------- -------

Net revenue                           $1,119  $1,073   $3,305  $3,115
                                     -------- ------- -------- -------

Operating costs and expenses             818     808    2,426   2,345
Depreciation and amortization            106     103      314     316
Pre-opening expense                        4       -        7       1
Impairment loss, merger costs and
 other expenses                           15       -       17       -
Corporate expense                         12       8       34      25
                                     -------- ------- -------- -------
  Total costs and expenses               955     919    2,798   2,687
                                     -------- ------- -------- -------

Equity in earnings of unconsolidated
 affiliates                                3       3       14      14
                                     -------- ------- -------- -------

Operating income                         167     157      521     442

Net interest expense                      69      78      212     235
Investment gain                            -       -       (3)      -
                                     -------- ------- -------- -------

Income from continuing operations
 before taxes and
 minority interest                        98      79      312     207

Income tax provision                      47      33      142      87
Minority interest, net                     2       1        6       2
                                     -------- ------- -------- -------

Income from continuing operations         49      45      164     118

Discontinued operations
  Income from discontinued operations
   (including $87 million gain on sale
   of the Las Vegas Hilton in the nine
   month 2004 period), net of taxes        9       3      113      12
                                     -------- ------- -------- -------
Net income                               $58     $48     $277    $130
                                     ======== ======= ======== =======

Basic earnings per share
  Income from continuing operations    $0.16   $0.15    $0.53   $0.39
  Discontinued operations, net of
   taxes (1)                            0.03    0.01     0.37    0.04
                                     -------- ------- -------- -------
  Net income                           $0.19   $0.16    $0.90   $0.43
                                     ======== ======= ======== =======

Diluted earnings per share
  Income from continuing operations    $0.15   $0.15    $0.52   $0.39
  Discontinued operations, net of
   taxes (1)                            0.03    0.01     0.36    0.04
                                     -------- ------- -------- -------
  Net income                           $0.18   $0.16    $0.88   $0.43
                                     ======== ======= ======== =======

Weighted average shares outstanding
  Basic                                  310     302      308     301
  Diluted                                316     304      314     303


-------------------------------------
(1) Discontinued operations include the results of the Las Vegas
Hilton year to date through June 17, 2004 and prior periods, and the results of Atlantic City Hilton and Bally's Tunica for all periods presented.


                      CAESARS ENTERTAINMENT, INC.
                    Property Operating Information
                         (Amounts in millions)
                              (unaudited)

                                        Three Months Ended
                                        September 30, 2004
                             ----------------------------------------

                                Net    Operating  Deprecia-    Pre-
                               Revenue  Income    tion and    opening
                                         (Loss)    Amor-      Expense
                                                  tization
                             ------------------- ---------- ---------
WESTERN REGION
 Caesars Las Vegas              $140        $15        $13        $-
 Paris Las Vegas                  98         15          8         4
 Bally's Las Vegas                71         11         10         -
 Flamingo Las Vegas               93         22          7         -
 Reno Hilton                      39          3          2         -
 Caesars Tahoe                    22        (10)         2         -
 Flamingo Laughlin                27          4          -         -
                             -------- ---------- ---------- ---------
                                 490         60         42         4
                             -------- ---------- ---------- ---------
EASTERN REGION
 Bally's Atlantic City           182         47         15         -
 Caesars Atlantic City           138         36         11         -
 Dover Downs                       1          1          -         -
                             -------- ---------- ---------- ---------
                                 321         84         26         -
                             -------- ---------- ---------- ---------
MID-SOUTH REGION
 Grand Biloxi                     60         10          5         -
 Grand Tunica                     52          4          6         -
 Caesars Indiana                  81         13          8         -
 Grand Gulfport                   48          5          4         -
 Sheraton Tunica                  19          4          3         -
 Bally's New Orleans              13          -          -         -
 Regional Overhead                 -          -          -         -
                             -------- ---------- ---------- ---------
                                 273         36         26         -
                             -------- ---------- ---------- ---------

INTERNATIONAL and Other           35          6         11         -

CORPORATE                          -        (19)         1         -
                             -------- ---------- ---------- ---------

  TOTAL                       $1,119       $167       $106        $4
                             ======== ========== ========== =========


                                        Three Months Ended
                                        September 30, 2004
                             ----------------------------------------
                                        Impairment  Deprecia-  EBITDA
                                          Loss,       tion
                                          Merger       from
                                         Costs and Unconsol-
                                          Other      idated
                                         Expenses  Affiliates
                                       ----------- ---------- -------
WESTERN REGION
Caesars Las Vegas                              $-         $-     $28
Paris Las Vegas                                 -          -      27
Bally's Las Vegas                               -          -      21
Flamingo Las Vegas                              -          -      29
Reno Hilton                                     -          -       5
Caesars Tahoe                                   9          -       1
Flamingo Laughlin                               -          -       4
                                       ----------- ---------- -------
                                                9          -     115
                                       ----------- ---------- -------
EASTERN REGION
Bally's Atlantic City                           -          -      62
Caesars Atlantic City                           -          -      47
Dover Downs                                     -          -       1
                                       ----------- ---------- -------
                                                -          -     110
                                       ----------- ---------- -------
MID-SOUTH REGION
Grand Biloxi                                    -          -      15
Grand Tunica                                    -          -      10
Caesars Indiana                                 -          -      21
Grand Gulfport                                  -          -       9
Sheraton Tunica                                 -          -       7
Bally's New Orleans                             -          -       -
Regional Overhead                               -          -       -
                                       ----------- ---------- -------
                                                -          -      62
                                       ----------- ---------- -------

INTERNATIONAL and Other                         -          1      18

CORPORATE                                       6          -     (12)
                                       ----------- ---------- -------

 TOTAL                                        $15         $1    $293
                                       =========== ========== =======


                                    Three Months Ended
                                    September 30, 2003
                     ------------------------------------------------

                        Net    Operating Deprecia-  Deprecia-  EBITDA
                       Revenue  Income   tion and     tion
                                 (Loss)   Amor-        from
                                         tization  Unconsol-
                                                     idated
                                                   Affiliates
                     ----------------------------- ---------- -------
WESTERN REGION
 Caesars Las Vegas      $125        $10       $12         $-     $22
 Paris Las Vegas          98         18         8          -      26
 Bally's Las Vegas        67          4        10          -      14
 Flamingo Las Vegas       75         13         5          -      18
 Reno Hilton              34          1         3          -       4
 Caesars Tahoe            28          2         3          -       5
 Flamingo Laughlin        26          1         2          -       3
                     -------- -------------------- ---------- -------
                         453         49        43          -      92
                     -------- -------------------- ---------- -------
EASTERN REGION
 Bally's Atlantic
  City                   183         40        16          -      56
 Caesars Atlantic
  City                   138         37        12          -      49
 Dover Downs               2          2         -          -       2
                     -------- -------------------- ---------- -------
                         323         79        28          -     107
                     -------- -------------------- ---------- -------
MID-SOUTH REGION
 Grand Biloxi             60          9         4          -      13
 Grand Tunica             53          6         5          -      11
 Caesars Indiana          76          9         8          -      17
 Grand Gulfport           48          7         3          -      10
 Sheraton Tunica          19          4         1          -       5
 Bally's New Orleans      14         (1)        1          -       -
 Regional Overhead         -          -         -          -       -
                     -------- -------------------- ---------- -------
                         270         34        22          -      56
                     -------- -------------------- ---------- -------

INTERNATIONAL and
 Other                    27          5         8          2      15

CORPORATE                  -        (10)        2          -      (8)
                     -------- -------------------- ---------- -------

  TOTAL               $1,073       $157      $103         $2    $262
                     ======== ==================== ========== =======

NOTE:  All Property Operating Information excludes the results of Las
 Vegas Hilton, Atlantic City Hilton and Bally's Tunica which are classified as discontinued operations for all periods presented.


                      CAESARS ENTERTAINMENT, INC.
                    Property Operating Information
                         (Amounts in millions)
                              (unaudited)

                                        Nine Months Ended
                                        September 30, 2004
                            -----------------------------------------

                               Net     Operating  Deprecia-    Pre-
                              Revenue   Income    tion and    opening
                                         (Loss)    Amor-      Expense
                                                  tization
                            --------- ---------- ---------- ---------
WESTERN REGION
Caesars Las Vegas               $451        $66        $38        $1
Paris Las Vegas                  319         75         24         6
Bally's Las Vegas                220         32         29         -
Flamingo Las Vegas               281         73         19         -
Reno Hilton                      103          3          7         -
Caesars Tahoe                     61        (15)         7         -
Flamingo Laughlin                 83         12          2         -
                            --------- ---------- ---------- ---------
                               1,518        246        126         7
                            --------- ---------- ---------- ---------
EASTERN REGION
Bally's Atlantic City            500        102         45         -
Caesars Atlantic City            379         89         33         -
Dover Downs                        4          4          -         -
                            --------- ---------- ---------- ---------
                                 883        195         78         -
                            --------- ---------- ---------- ---------
MID-SOUTH REGION
Grand Biloxi                     182         31         15         -
Grand Tunica                     153          8         18         -
Caesars Indiana                  238         37         22         -
Grand Gulfport                   144         20         12         -
Sheraton Tunica                   59         14          8         -
Bally's New Orleans               43          1          -         -
Regional Overhead                  -         (2)         -         -
                            --------- ---------- ---------- ---------
                                 819        109         75         -
                            --------- ---------- ---------- ---------

INTERNATIONAL and Other           85         18         30         -

CORPORATE                          -        (47)         5         -
                            --------- ---------- ---------- ---------

 TOTAL                        $3,305       $521       $314        $7
                            ========= ========== ========== =========


                                        Nine Months Ended
                                        September 30, 2004
                            -----------------------------------------

                                        Impairment  Deprecia-  EBITDA
                                          Loss,       tion
                                          Merger       from
                                         Costs and Unconsol-
                                          Other      idated
                                         Expenses  Affiliates
                                       ----------- ---------- -------
WESTERN REGION
 Caesars Las Vegas                             $-         $-    $105
 Paris Las Vegas                                -          -     105
 Bally's Las Vegas                              -          -      61
 Flamingo Las Vegas                             -          -      92
 Reno Hilton                                    -          -      10
 Caesars Tahoe                                  9          -       1
 Flamingo Laughlin                              -          -      14
                                       ----------- ---------- -------
                                                9          -     388
                                       ----------- ---------- -------
EASTERN REGION
 Bally's Atlantic City                          -          -     147
 Caesars Atlantic City                          -          -     122
 Dover Downs                                    -          -       4
                                       ----------- ---------- -------
                                                -          -     273
                                       ----------- ---------- -------
MID-SOUTH REGION
 Grand Biloxi                                   -          -      46
 Grand Tunica                                   -          -      26
 Caesars Indiana                                -          -      59
 Grand Gulfport                                 -          -      32
 Sheraton Tunica                                -          -      22
 Bally's New Orleans                            -          -       1
 Regional Overhead                              -          -      (2)
                                       ----------- ---------- -------
                                                -          -     184
                                       ----------- ---------- -------

INTERNATIONAL and Other                         -          4      52

CORPORATE                                       8          -     (34)
                                       ----------- ---------- -------

  TOTAL                                       $17         $4    $863
                                       =========== ========== =======


                                        Nine Months Ended
                                        September 30, 2003
                            -----------------------------------------

                               Net     Operating  Deprecia-    Pre-
                              Revenue   Income    tion and    opening
                                         (Loss)    Amor-      Expense
                                                  tization
                            --------- ---------- ---------- ---------
WESTERN REGION
Caesars Las Vegas               $379        $40        $38        $1
Paris Las Vegas                  284         48         24         -
Bally's Las Vegas                204         14         29         -
Flamingo Las Vegas               228         48         17         -
Reno Hilton                       95          -          8         -
Caesars Tahoe                     70          -          8         -
Flamingo Laughlin                 81          5          6         -
                            --------- ---------- ---------- ---------
                               1,341        155        130         1
                            --------- ---------- ---------- ---------
EASTERN REGION
Bally's Atlantic City            517         99         48         -
Caesars Atlantic City            390         98         36         -
Dover Downs                        4          4          -         -
                            --------- ---------- ---------- ---------
                                 911        201         84         -
                            --------- ---------- ---------- ---------
MID-SOUTH REGION
Grand Biloxi                     170         23         12         -
Grand Tunica                     159         16         18         -
Caesars Indiana                  222         29         24         -
Grand Gulfport                   139         24          9         -
Sheraton Tunica                   57         13          6         -
Bally's New Orleans               44          -          1         -
Regional Overhead                  -         (2)         -         -
                            --------- ---------- ---------- ---------
                                 791        103         70         -
                            --------- ---------- ---------- ---------

INTERNATIONAL and Other           72         14         26         -

CORPORATE                          -        (31)         6         -
                            --------- ---------- ---------- ---------

 TOTAL                        $3,115       $442       $316        $1
                            ========= ========== ========== =========


                                        Nine Months Ended
                                        September 30, 2003
                            -----------------------------------------
                                                    Deprecia-  EBITDA
                                                      tion
                                                       from
                                                   Unconsol-
                                                     idated
                                                   Affiliates
                                                   ---------- -------
WESTERN REGION
 Caesars Las Vegas                                        $-     $79
 Paris Las Vegas                                           -      72
 Bally's Las Vegas                                         -      43
 Flamingo Las Vegas                                        -      65
 Reno Hilton                                               -       8
 Caesars Tahoe                                             -       8
 Flamingo Laughlin                                         -      11
                                                   ---------- -------
                                                           -     286
                                                   ---------- -------
EASTERN REGION
 Bally's Atlantic City                                     -     147
 Caesars Atlantic City                                     -     134
 Dover Downs                                               -       4
                                                   ---------- -------
                                                           -     285
                                                   ---------- -------
MID-SOUTH REGION
 Grand Biloxi                                              -      35
 Grand Tunica                                              -      34
 Caesars Indiana                                           -      53
 Grand Gulfport                                            -      33
 Sheraton Tunica                                           -      19
 Bally's New Orleans                                       -       1
 Regional Overhead                                         -      (2)
                                                   ---------- -------
                                                           -     173
                                                   ---------- -------

INTERNATIONAL and Other                                    5      45

CORPORATE                                                  -     (25)
                                                   ---------- -------

  TOTAL                                                   $5    $764
                                                   ========== =======

NOTE: All Property Operating Information excludes the results of Las Vegas Hilton, Atlantic City Hilton and Bally's Tunica which are classified as discontinued operations for all periods presented.


                      CAESARS ENTERTAINMENT, INC.
                    Property Operating Information
                              (unaudited)


                                            Three Months Ended
                                            September 30, 2004
                                   ----------------------------------

                                   Table Occupancy APR   ADR   RevPAR
                                   Hold      %      (1)   (2)    (3)
                                     %
                                   ----- --------- ----- ----- ------
WESTERN REGION
 Caesars Palace                    15.5%     95.3% $151  $151   $143
 Paris Las Vegas                   10.3%     95.3% $128  $126   $120
 Bally's Las Vegas                 14.6%     96.0%  $93   $92    $89
 Flamingo Las Vegas                18.5%     97.2%  $83   $82    $79
 Reno Hilton                       19.3%     89.3%  $81   $81    $72
 Caesars Tahoe                      6.9%     93.7% $127  $136   $128
 Flamingo Laughlin                 19.2%     87.6%  $35   $33    $29
                                   ----- --------- ----- ----- ------
                                   14.2%     94.1%  $98   $98    $92
                                   ----- --------- ----- ----- ------

EASTERN REGION
 Bally's Atlantic City             16.0%     97.8% $138  $103   $101
 Caesars Atlantic City             15.8%     99.0% $140   $97    $96
                                   ----- --------- ----- ----- ------
                                   15.9%     98.3% $139  $101    $99
                                   ----- --------- ----- ----- ------

MID-SOUTH REGION
 Grand Biloxi                      18.4%     95.3%  $79   $66    $63
 Grand Tunica                      15.2%     84.2%  $55   $55    $46
 Caesars Indiana                   16.8%     96.5% $101  $101    $97
 Grand Gulfport                    17.4%     90.5% $108   $81    $74
 Sheraton Tunica                   17.9%     98.1%  $69   $67    $65
 Bally's New Orleans               17.5%      n/a   n/a   n/a    n/a
                                   ----- --------- ----- ----- ------
                                   17.1%     90.5%  $81   $71    $64
                                   ----- --------- ----- ----- ------


                                            Three Months Ended
                                            September 30, 2003
                                   ----------------------------------

                                   Table Occupancy APR   ADR   RevPAR
                                   Hold      %      (1)   (2)    (3)
                                     %
                                   ----- --------- ----- ----- ------
WESTERN REGION
 Caesars Palace                    15.2%     97.0% $136  $138   $134
 Paris Las Vegas                   15.4%     95.1% $117  $118   $112
 Bally's Las Vegas                 16.8%     94.8%  $89   $89    $85
 Flamingo Las Vegas                16.3%     96.7%  $75   $75    $72
 Reno Hilton                       16.0%     88.0%  $76   $74    $65
 Caesars Tahoe                     16.6%     90.2% $134  $140   $126
 Flamingo Laughlin                 17.7%     86.4%  $31   $30    $26
                                   ----- --------- ----- ----- ------
                                   15.7%     93.6%  $91   $91    $85
                                   ----- --------- ----- ----- ------

EASTERN REGION
 Bally's Atlantic City             15.2%     98.4% $125   $99    $97
 Caesars Atlantic City             17.2%     98.8% $133   $91    $90
                                   ----- --------- ----- ----- ------
                                   16.1%     98.6% $127   $96    $94
                                   ----- --------- ----- ----- ------

MID-SOUTH REGION
 Grand Biloxi                      15.6%     95.9%  $78   $67    $65
 Grand Tunica                      16.9%     88.5%  $47   $51    $45
 Caesars Indiana                   16.0%     91.0%  $92   $88    $81
 Grand Gulfport                    16.3%     91.6%  $79   $70    $65
 Sheraton Tunica                   14.3%     98.7%  $61   $61    $61
 Bally's New Orleans               16.7%      n/a   n/a   n/a    n/a
                                   ----- --------- ----- ----- ------
                                   16.1%     91.8%  $70   $65    $60
                                   ----- --------- ----- ----- ------

 NOTE: All Property Operating Information excludes the results of Las Vegas Hilton, Atlantic City Hilton and Bally's Tunica which are classified as discontinued operations for all periods presented.

  (1) APR is Average Paying Rate and is calculated by dividing cash room revenue by cash rooms occupied.
  (2) ADR is Average Daily Rate and is calculated by dividing total room revenue by total rooms occupied.
  (3) RevPAR is defined as Revenue Per Available Room and is calculated by dividing total room revenue by rooms available.


                      CAESARS ENTERTAINMENT, INC.
                    Property Operating Information
                              (unaudited)


                                            Nine Months Ended
                                            September 30, 2004
                                   ----------------------------------

                                   Table Occupancy APR   ADR   RevPAR
                                   Hold      %      (1)   (2)    (3)
                                     %
                                   ----- --------- ----- ----- ------
WESTERN REGION
 Caesars Palace                    15.7%     96.9% $158  $155   $151
 Paris Las Vegas                   15.1%     94.6% $140  $136   $129
 Bally's Las Vegas                 14.8%     95.3% $103  $101    $97
 Flamingo Las Vegas                17.7%     96.1%  $89   $88    $84
 Reno Hilton                       17.0%     84.4%  $75   $74    $62
 Caesars Tahoe                     11.2%     87.3% $118  $124   $108
 Flamingo Laughlin                 18.9%     86.6%  $34   $32    $28
                                   ----- --------- ----- ----- ------
                                   15.5%     93.0% $104  $103    $96
                                   ----- --------- ----- ----- ------

EASTERN REGION
 Bally's Atlantic City             15.7%     96.4% $118   $90    $87
 Caesars Atlantic City             16.1%     97.7% $122   $91    $89
                                   ----- --------- ----- ----- ------
                                   15.9%     96.9% $120   $91    $88
                                   ----- --------- ----- ----- ------

MID-SOUTH REGION
 Grand Biloxi                      16.3%     95.9%  $78   $66    $63
 Grand Tunica                      14.4%     78.1%  $56   $56    $44
 Caesars Indiana                   17.1%     95.1%  $96   $97    $92
 Grand Gulfport                    18.4%     90.7%  $83   $70    $64
 Sheraton Tunica                   18.7%     97.9%  $69   $65    $63
 Bally's New Orleans               16.9%      n/a   n/a   n/a    n/a
                                   ----- --------- ----- ----- ------
                                   16.6%     88.4%  $75   $68    $60
                                   ----- --------- ----- ----- ------


                                            Nine Months Ended
                                            September 30, 2003
                                   ----------------------------------

                                   Table Occupancy APR   ADR   RevPAR
                                   Hold      %      (1)   (2)    (3)
                                     %
                                   ----- --------- ----- ----- ------
WESTERN REGION
 Caesars Palace                    15.4%     94.4% $148  $146   $138
 Paris Las Vegas                   12.8%     95.1% $124  $124   $118
 Bally's Las Vegas                 15.4%     93.5%  $93   $94    $88
 Flamingo Las Vegas                16.8%     95.3%  $79   $78    $75
 Reno Hilton                       17.5%     82.2%  $70   $69    $57
 Caesars Tahoe                     16.1%     87.1% $120  $126   $110
 Flamingo Laughlin                 17.5%     86.0%  $32   $30    $26
                                   ----- --------- ----- ----- ------
                                   15.1%     91.9%  $95   $95    $87
                                   ----- --------- ----- ----- ------

EASTERN REGION
 Bally's Atlantic City             15.6%     97.3%  $99   $85    $83
 Caesars Atlantic City             17.5%     98.5% $117   $90    $88
                                   ----- --------- ----- ----- ------
                                   16.5%     97.7% $105   $87    $85
                                   ----- --------- ----- ----- ------

MID-SOUTH REGION
 Grand Biloxi                      14.5%     97.0%  $72   $64    $62
 Grand Tunica                      17.9%     84.3%  $49   $51    $43
 Caesars Indiana                   16.7%     89.5%  $88   $82    $73
 Grand Gulfport                    15.1%     90.7%  $65   $63    $57
 Sheraton Tunica                   14.8%     98.1%  $58   $61    $60
 Bally's New Orleans               17.2%      n/a   n/a   n/a    n/a
                                   ----- --------- ----- ----- ------
                                   16.1%     90.2%  $65   $62    $56
                                   ----- --------- ----- ----- ------

 NOTE: All Property Operating Information excludes the results of Las Vegas Hilton, Atlantic City Hilton and Bally's Tunica which are classified as discontinued operations for all periods presented.

  (1) APR is Average Paying Rate and is calculated by dividing cash room revenue by cash rooms occupied.
  (2) ADR is Average Daily Rate and is calculated by dividing total room revenue by total rooms occupied.
  (3) RevPAR is defined as Revenue Per Available Room and is calculated by dividing total room revenue by rooms available.


                      CAESARS ENTERTAINMENT, INC.
                Reconciliation of EBITDA to Net Income
            (Amounts in millions, except per share amounts)
                              (unaudited)

                                        Three Months     Nine Months
                                           Ended           Ended
                                       September 30,    September 30,
                                    ---------------------------------

                                       2004    2003     2004    2003
                                     -------- ------- -------- ------

EBITDA(1)                               $293   $262      $863   $764
       Depreciation and
        amortization                    (106)  (103)     (314)  (316)
       Depreciation from
        unconsolidated subs               (1)    (2)       (4)    (5)
       Pre-opening expense                (4)     -        (7)    (1)
       Impairment loss, merger
        costs and other expenses         (15)     -       (17)     -
                                    --------- ------ --------- ------

Operating income                         167    157       521    442
       Net interest expense              (69)   (78)     (212)  (235)
       Investment gain                     -      -         3      -
       Income tax provision              (47)   (33)     (142)   (87)
       Minority interest, net             (2)    (1)       (6)    (2)
       Discontinued operations, net
        of taxes (2)                       9      3       113     12
                                    --------- ------ --------- ------
Net income                               $58    $48      $277   $130
                                    ========= ====== ========= ======

Earnings per share
       Basic                           $0.19  $0.16     $0.90  $0.43
       Diluted                         $0.18  $0.16     $0.88  $0.43

Weighted average shares outstanding
       Basic                             310    302       308    301
       Diluted                           316    304       314    303

(1) EBITDA is earnings before interest, taxes, depreciation and amortization, impairment loss, merger costs and other, pre-opening, and discontinued operations.
(2) Discontinued operations include the results of the Las Vegas
    Hilton, Atlantic City Hilton and Bally's Tunica.


                      CAESARS ENTERTAINMENT, INC.
          Reconciliation of Net Income to Adjusted Net Income
            (Amounts in millions, except per share amounts)
                              (unaudited)


                                       Three Months      Nine Months
                                         Ended             Ended
                                     September 30,      September 30,
                                    ---------------------------------

                                        2004   2003      2004   2003
                                    --------- ------ --------- ------

Net income                               $58    $48      $277   $130
Adjustments:
       Pre-opening expense                 4      -         7      1
       Impairment loss, merger
        costs and other expenses          15      -        17      -
       Investment gain                     -      -        (3)     -
       Income taxes on adjustments        (5)     -        (5)     -
       Indiana taxes                       -      -         7      -
       Lakes Entertainment tax
        settlement                         5      -         5      -
       Discontinued operations, net
        of taxes                          (9)    (3)     (113)   (12)
                                    --------- ------ --------- ------
Adjusted net income                      $68    $45      $192   $119
                                    ========= ====== ========= ======

Adjusted earnings per share
       Basic                           $0.22  $0.15     $0.62  $0.40
       Diluted                         $0.22  $0.15     $0.61  $0.39

Weighted average shares outstanding
       Basic                             310    302       308    301
       Diluted                           316    304       314    303

    CONTACT: Caesars Entertainment, Inc., Las Vegas
             Josh Hirsberg, 702-699-5269 (Investors)
             hirsbergj@caesars.com
             Robert W. Stewart, 702-699-5043 (Media)
             stewartr@caesars.com